Exhibit 99.1

APPLE REIT TEN *2013 Second Quarter*

JUNE 30, 2013

Greetings from Apple REIT Ten, Inc. At July 31, 2013, gross proceeds raised for the Company totaled $847 million and our portfolio included 43 Marriott®- and Hilton®-branded hotels with 5,452 guestrooms, strategically diversified across 17 states. Our commitment to the growth of shareholder investments over the long term has guided our strategic business decisions and I am optimistic that 2013 will be a year of progress for our Company.

The Apple REIT Ten portfolio of hotels achieved revenue per available room (RevPAR) of $92 for the second quarter of 2013, an increase of six percent as compared to the same period of 2012. The average occupancy rate for the second quarter of this year was 78 percent and the average daily rate (ADR) was $119, these measures were approximately four and three percent ahead of comparable results from last year, respectively. For the six-month period ending June 30, 2013, RevPAR was $85, up by approximately six percent in comparison to the same period last year. Key indicators of hotel performance like these continue to strengthen across the U.S. hotel industry and according to hotel industry analysts the outlook for the remainder of this year is positive.

Modified funds from operations (MFFO) for the second quarter of this year totaled $14.6 million, or $0.21 per share, and for the six-month period ending June 30, 2013, MFFO was $23.4 million, or $0.34 per share. MFFO results for the same periods last year were $10.0 million, or $0.19 per share, and $16.3 million, or $0.33 per share, respectively. Apple REIT Ten paid distributions of $0.21 per share during the second quarter of this year. Our annualized distribution rate of approximately $0.825 is closely monitored, taking into account varying economic cycles and capital improvements, as well as current and projected hotel performance. Although we strive for consistency over the life of our program, we may make adjustments as needed, based on available cash resources. Due to the timing of acquisitions and fundraising, a portion of your 2013 distribution will be treated as return of capital for tax purposes.

Since April 1, 2013, the Apple REIT Ten portfolio has grown by an additional nine hotels. Recent acquisitions include: a 120-room Residence Inn®  by Marriott®  ideally located in Houston, TX; a 90-room Homewood Suites by Hilton®  in Oklahoma City, OK, near the Will Rogers World Airport; a 107-room Homewood Suites by Hilton®  in Denton, TX; a 125-room Hampton Inn & Suites®  and 134-room Homewood Suites by Hilton®  in Happy Valley, AZ; a 127-room Courtyard® by Marriott® in Phoenix, AZ, near the University of Phoenix stadium; a 120-room Hilton Garden Inn® in Maple Grove, MN, near the Mall of America; and a 139-room Hampton Inn & Suites® and 123-room Homewood Suites by Hilton® in downtown Omaha near Creighton University, University of Nebraska Medical Center and Eppley Airfield. In addition to our recent hotel purchases, Apple Ten Ventures Services, Inc., a subsidiary of Apple REIT Ten, has invested $100 million and become a preferred member of Cripple Creek Energy, LLC (CCE). Under the terms of the agreement, Apple REIT Ten’s investment will have a one year holding period which may be extended by CCE for an additional year and the Company will receive an annual return on this investment of 14 percent.

The Company currently has seven additional hotels under contract for purchase and our acquisition team continues to work to identify additional strategic real estate opportunities that we believe will grow the value of your investment. I am confident that our steady approach to hotel ownership and capital management will enable us to meet our goals over the long term. Thank you for your investment in Apple REIT Ten.

Sincerely,
Glade M. Knight,
Chairman and Chief Executive Officer

Statements of Operations (Unaudited)
	Three months ended	Three months ended	Six months ended	Six months ended
(In thousands except statistical data)	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012
REVENUES
Room revenue	$36,844	$28,258	$64,481	$50,795
Other revenue	4,098	2,864	7,327	5,149
Total revenue	$40,942	$31,122	$71,808	$55,944

EXPENSES
Direct operating expense	$9,870	$7,358	$17,928	$13,694
Other hotel operating expenses	14,833	11,320	26,927	21,310
General and administrative	1,169	1,229	2,186	2,322
Depreciation	4,847	3,803	9,334	7,488
Acquisition-related costs	603	290	1,969	934
Investment income	(815)	(50)	(934)	(61)
Interest expense	1,249	1,272	2,324	2,383
Total expenses	$31,756	$25,222	$59,734	$48,070

NET INCOME
Net income	$9,186	$5,900	$12,074	$7,874
Net income per share	$0.13	$0.11	$0.18	$0.16

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$9,186	$5,900	$12,074	$7,874
Depreciation of real estate owned	4,847	3,803	9,334	7,488
Funds from operations (FFO)	$14,033	$9,703	$21,408	$15,362
Acquisition-related costs	603	290	1,969	934
Modified funds from operations (MFFO)	$14,636	$9,993	$23,377	$16,296
FFO per share	$0.20	$0.19	$0.31	$0.32
MFFO per share	$0.21	$0.19	$0.34	$0.33

WEIGHTED-AVERAGE SHARES OUTSTANDING	69,654	51,832	67,981	48,713

OPERATING STATISTICS
Occupancy	78%	75%	73%	70%
Average daily rate	$119	$116	$117	$114
RevPAR	$92	$87	$85	$80
Number of hotels	35	29
Distributions per Share	$0.21	$0.21	$0.41	$0.41

Balance Sheet Highlights (Unaudited)
(In thousands)	June 30, 2013	December 31, 2012
ASSETS
Investment in real estate, net	$574,681	$506,689
Cash and cash equivalents	64,137	146,530
Energy investment	80,210	-
Other assets	21,945	14,566
Total assets	$740,973	$667.785

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$80,374	$81,186
Other liabilities	7,236	7,074
Total liabilities	87,610	88,260
Total shareholders’ equity	653,363	579,525
Total liabilities & shareholders’ equity	$740,973	$667,785

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified FFO (MFFO) excludes the costs associated with the acquisition of real estate. The Company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the Company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at June 30, 2013, and the results of operations for the interim period ended June 30, 2013. Such interim results are not necessarily indicative of the results that can be expected for a full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Ten, Inc. 2012 Annual Report.

Garden Inn

Clockwise from left: COURTYARD, OCEANSIDE, CA; HILTON GARDEN INN, MERRILLVILLE, IN; HOMEWOOD SUITES, GAINESVILLE, FL; RESIDENCE INN, HOUSTON, TX

 CORPORATE PROFILE Apple REIT Ten, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn & Suites® by Marriott®, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Marriott® Hotels & Resorts, Hilton Garden Inn®, Homewood Suites by Hilton®, Home2 Suites by Hilton®, and Hampton Inn & Suites® brands. As of July 31, 2013, the Apple REIT Ten portfolio consisted of 43 hotels with 5,452 guestrooms in 17 states.

 MISSION Apple REIT Ten, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

This quarterly report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; the outcome of current and future litigation and regulatory proceedings or inquiries; changes in laws or regulations or interpretations of current laws and regulations that impact the company’s business, assets or classification as a real estate investment trust; the ability of the company to implement its operating strategy and to manage planned growth; and the ability to repay or refinance debt as it becomes due.

Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In addition, the timing and level of distributions to shareholders are within the discretion of the company’s board of directors. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott® Hotels & Resorts,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott®,” and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Ten, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Ten offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Hampton Inn & Suites®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Ten, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Ten offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Ten shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

Market Diversity

STATE/CITY	Portfolio of hotels
ALABAMA
Huntsville (2), Mobile
ARIZONA
Phoenix (3), Scottsdale
CALIFORNIA
San Diego/Oceanside
COLORADO
Denver
FLORIDA
Boca Raton, Gainesville (2), Pensacola, Tallahassee
ILLINOIS
Des Plaines, Hoffman Estates, Skokie
INDIANA
Merrillville, South Bend
IOWA
Cedar Rapids (2), Davenport
MINNESOTA
Maple Grove
NORTH CAROLINA
Charlotte, Jacksonville, Winston-Salem
NEBRASKA
Omaha (3)
OHIO
Mason
OKLAHOMA
Oklahoma City		CORPORATE HEADQUARTERS
SOUTH CAROLINA		814 East Main Street
Charleston, Columbia		Richmond, Virginia 23219
TENNESSEE		(804) 344-8121
Knoxville (3), Nashville		(804) 344-8129 FAX
TEXAS		www.applereitten.com
Denton, Houston (2), Round Rock
VIRGINIA		INVESTOR INFORMATION
Fairfax, Richmond		For additional information about the

Company, please contact: Kelly Clarke,
Director of Investor Services
(804) 727-6321 or kclarke@applereit.com

As always, we encourage our
shareholders to know their investment and
stay informed by reviewing information
on our website at www.applereitten.com,
as well as our filings with the Securities
and Exchange Commission, which can be
found on their website at www.sec.gov

Cover image: COURTYARD, PHOENIX, AZ